Exhibit 10.19

BILL OF SALE

TRUSTBENEFITS ONLINE, LLC, a Delaware limited liability company ("Seller"), hereby acknowledges that, for good and valuable consideration and effective as of the close of business January 31, 2008, it has set over, transferred, conveyed, granted, assigned and delivered unto BENEFITS TECHNOLOGIES, LLC, a Delaware limited liability company ("Buyer"), all of Seller's assets, properties, rights and interests, tangible and intangible, of every kind and wherever situated, described below (collectively, the "Assets"):

(1) Those fixed assets included on the attached Schedule A.

(2) Cash in the TBOL bank accounts at January 31, 2008.

(3) Accounts receivable due from clients as of January 31, 2008 for services provided through January 31, 2008 and prepaid insurance premiums at January 31, 2008.

(4) Security deposit and leasehold improvements related to the office lease in Emeryville.

(5) All of the assets and property owned or leased by Seller related to the conduct of Seller’s business of designing, creating and maintaining interactive web sites for employee benefit plan participants and software application programs for the administration and management of employee benefit plans, including, without limitation: (i) intangible personal property including all software developed by TBOL for the Participant Access product and all related applications and all other products developed by employees of TBOL while in TBOL's employ, and (ii) all intellectual property developed by ATPA that is used in TBOL products, including the Oracle relational design and all objects that are part of the Oracle database.

To have and to hold the Assets unto Buyer, and Buyer's successors and assigns, for Buyer's own use and benefit, forever.

Seller represents and warrants that Seller has not encumbered or suffered the encumbrance of the Assets and will defend title to the Assets for the benefit of Buyer and Buyer's successors and assigns.

WITNESS the hand of Seller on this 27th day of February, 2008.

TRUSTBENEFITS ONLINE, LLC

By:	/s/ Scott VanDeursen
Scott VanDeursen, Manager